                                                                    Exhibit 5.1


                                [PMRW LETTERHEAD]

                               September 25, 2000


The Board of Trustees
Equity Residential Properties Trust
General Partner of ERP Operating Limited Partnership
Two North Riverside Plaza, Suite 400
Chicago, IL 60606

         Re:      ERP OPERATING LIMITED PARTNERSHIP
                  REGISTRATION STATEMENT ON FORM S-4
                  REGISTRATION NO. 333-44576

Ladies and Gentlemen:

     We have served as counsel to ERP Operating Limited Partnership, an Illinois limited partnership ("ERP"), in connection with certain securities and corporate law matters arising out of the issuance by ERP of up to 1,807,904 units of limited partnership interests of ERP ("ERP Units"), to the limited partners of Grove Operating, L.P., a Delaware limited partnership ("Grove L.P."), in connection with the receipt by the holders of units of limited partnership interest in Grove L.P. ("Grove L.P. Units") for ERP Units, as described in the above-referenced Registration Statement (the "Registration Statement"), under the Securities Act of 1933, as amended. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement and Plan of Merger dated as of July 17, 2000 between Grove L.P., ERP and Grove Property Trust (the "Merger Agreement").

     In connection with our representation of ERP, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies of certified or otherwise identified to our satisfaction, the following documents:

     1. An executed copy of the Registration Statement;

     2. The Certificate of Limited Partnership of ERP, as certified by the Secretary of State of Illinois ("Secretary of State");

     3. The ERP Agreement, as certified as of the date hereof by the Secretary of the Company, in its capacity as managing general partner of ERP, as then being complete, accurate and in effect.

     4. The Merger Agreement;

     5. The Second Amended and Restated Declaration of Trust, as amended, of the Equity Residential Properties Trust, ERP's general partner ("EQR"), as certified by the Secretary of EQR on the date hereof as then being complete, accurate and in effect.

                                             Equity Residential Properties Trust
                                                              September 25, 2000
                                                                          Page 2


     6. Resolutions of the Board of Trustees of EQR adopted as of August 21, 2000 as certified by the Secretary of EQR as of the date hereof as then being complete, accurate and in effect, approving the transactions contemplated by the Merger Agreement;

     7. The Third Amended and Restated Bylaws of EQR, as certified by the Secretary of EQR on the date hereof as then being complete, accurate and in effect.

     8. Such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth herein, subject to the assumptions, limitations and qualifications stated herein.

     The documents referred to in paragraphs 1-8 above are hereinafter collectively referred to as the "Documents."

     The opinions set forth herein are qualified as stated therein and are qualified further by the following:

     (a) This opinion is based upon existing laws, ordinances and regulations in effect as of the date hereof and as they presently apply. We express no opinion as to the effect of the laws of any state or jurisdiction other than the State of Illinois and the laws of the United States of America upon the transactions described herein.

     (b) In rendering the opinions set forth below, we have relied, to the extent we believe appropriate, as to matters of fact, (i) upon certificates or statements of public officials and of the officers of EQR and (ii) upon representations and warranties of ERP contained in the Registration Statement, as applicable, and we have made no independent investigation or verification of said facts. No opinion is being expressed as to the effect of any event, fact or circumstance of which we have no actual knowledge.

     (c) Each of the parties executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws, relating to or affecting the enforcement of creditors' rights and
(b) by general equitable principles.

     (d) We have assumed the competency of the signatories to the Registration Statement, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the accuracy and completeness of all records made available to us.

                                             Equity Residential Properties Trust
                                                              September 25, 2000
                                                                          Page 3


     (e) The opinions hereafter expressed are qualified to the extent that: (i) the characterization of, and the enforceability of any rights or remedies in, any agreement or instrument may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, equitable subordination, or similar laws and doctrines affecting the rights of creditors generally and general equitable principles; (ii) the availability of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of a court of competent jurisdiction; and (iii) the provisions of any document, agreement or instrument that (a) may require indemnification or contribution for liabilities under the provisions of any Federal or state securities laws or in respect to the neglect or wrongful conduct of the indemnified party or its representatives or agents, (b) purport to confer, waive or consent to the jurisdiction of any court, or (c) waive any right granted by common or statutory law, may be unenforceable as against public policy.

     (f) Whenever our opinion, with respect to the existence or absence of facts, is qualified by the phrase "to our knowledge" or a phrase of similar import, it indicates that during the course of our representation of the Company in connection with the subject transaction no information has come to the attention of our attorneys who have worked on the subject transaction which would give us current actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the company or any other matter.

Based on the foregoing, and in reliance thereon, but subject to the assumptions, limitations and qualifications expressed herein, we are of the opinion that the ERP Units have been duly and validly authorized and, when and if issued in accordance with the Documents and the authorization of the Board of Trustees of EQR in its capacity as general party of ERP, will be duly and validly issued, fully paid and nonassessable.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and will be incorporated by reference into the Registration Statement. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent (i) to be named in the Registration Statement as attorneys who will pass upon the legality of the Securities to be sold thereunder and (ii) to the filing of this opinion as an Exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we are an "expert" within the meaning of the Securities Act.

                                             Equity Residential Properties Trust
                                                              September 25, 2000
                                                                          Page 4


     We call your attention to the fact that, although we represent ERP in connection with the subject transaction, our engagement has been limited to specific matters as to which we have been consulted.

     This opinion is limited to the matters stated herein. We disavow any obligation to update this opinion or advise you of any changes in our opinion in the event of changes in applicable laws or facts or if additional or newly discovered information is brought to our attention. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or in the documents referred to herein. No opinion may be inferred or implied beyond the matters expressly stated herein and no portion of this opinion may be quoted or in any other way published without the prior written consent of the undersigned.

                                              Very truly yours,

                                              PIPER MARBURY RUDNICK & WOLFE

                                              /S/ PIPER MARBURY RUDNICK & WOLFE




cc:      Bruce C. Strohm, Esq.